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                                                                    EXHIBIT 99.2

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is made as of March 31, 2004, effective as of April 1, 2004 (the "Effective Date") between Harris Interactive Inc., a Delaware corporation ("Company"), and Albert Angrisani ("Executive").

         This Agreement amends, replaces, and restates in its entirety the Employment Agreement made between Company and Executive dated as of August 5, 2001 (the "2001 Agreement"). Notwithstanding the foregoing, all amounts accrued but unpaid as of the Effective Date pursuant to Sections 3.1, 3.3, 3.4, 3.5 (but only as Section 3.5 applies to unused vacation carried over from calendar 2003), and 3.6 of the 2001 Agreement shall continue to be due and payable when and as required thereby.

         In consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1         CAPACITY AND DUTIES

         1.1 Employment. Company shall continue to employ Executive and Executive hereby accepts continued employment by Company for the period and upon the terms and conditions hereinafter set forth.

         1.2 Capacity and Duties.

                    Asof the Effective Date, Executive hereby resigns as the
                      President and Chief Operating Officer of Company, and as a member of the Board of Directors ("Board") of the Company. Executive will remain as an employee of the Company reporting to the Board of Directors of the Company (the "Board") acting through its Lead Director. From the Effective Date through the Termination Date Executive shall perform only such duties and shall have only such authority as may from time to time be specified in writing by the Lead Director of the Board of Directors of Company; provided, however, that Executive shall not be required to perform duties except duties of a senior executive nature and, to the extent requested by the Lead Director of the Board and mutually agreed between Executive and such Lead Director in advance in writing, duties related to acquisitions. All duties of Executive shall be performed in a manner that will faithfully and diligently further the business and interests of Company. Executive shall not be required to devote full time efforts to the performance of duties hereunder, and may accept outside consulting assignments during the term of this Agreement, subject, however, to the provisions of Section 5 of this Agreement.

                  (b) The Company will provide Executive with an office in Princeton, New Jersey and secretarial support through and including the Termination Date.

         1.3 Good Will. Until and following the Termination Date and subject to any applicable legal requirements, Executive will act and communicate in a manner consistent with


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maintenance of the good will and positive internal and public perception of
Company, and Company will act and communicate in a manner consistent with maintenance of the good will and positive public perception of Executive.

SECTION 2 TERM OF EMPLOYMENT

         2.1 Term. Executive's employment hereunder shall continue through and including the earliest to occur of (i) January 15, 2005, (ii) death of Executive, and (iii) the date on which Executive's employment is terminated by the Board of Directors for Cause (defined below), or by Executive for any reason, pursuant to the provisions of this Agreement (the "Termination Date").

SECTION 3 COMPENSATION

         3.1 Base Compensation. As compensation for Executive's services commencing on the Effective Date and continuing through and including the Termination Date, Company shall pay to Executive base compensation in the form of salary of $375,000 per annum. The salary shall be payable in periodic installments in accordance with Company's regular payroll practices for its executive personnel at the time of payment, but in no event less frequently than monthly. Executive's annual salary is hereinafter referred to as Executive's "Base Compensation". In the event that the Lead Director requests the Executive to perform additional services related to acquisitions as provided in Section 1.2(a), Executive shall receive additional compensation in connection therewith, but only as mutually agreed in advance in writing by Executive and the Lead Director.

         3.2 Performance Bonus. The Company's Board of Directors, by resolution adopted on November 12, 2003, approved an incentive executive bonus plan which provided for creation of a bonus pool of a variable amount (which could be zero) payable to senior executives, and further provided for payment to Executive of 17.5% of amounts allocated to such pool after completion of fiscal year 2004, in each case, however, expressly subject to achievement by the Company of specified financial targets. On the Effective Date, the Company shall provide Executive with a copy of the minutes of the Board of Directors evidencing adoption of the plan with a copy of the plan as adopted attached, certified by the Secretary of the Company. Executive shall continue to be entitled to receive his percentage share of the bonus pool, if any, earned under the terms of such incentive plan and any such earned bonus shall be payable on or before September 30, 2004. In the event that the fiscal year 2004 bonus plan is amended or the manner and form of payment thereunder are modified after the Effective Date and prior to September 30, 2004 (other than an allocation or reallocation of the remaining 82.5% of the pool among the other executives participating in the pool that does not affect the payment due to Executive thereunder), Executive's bonus hereunder shall be correspondingly modified so that Executive's bonus is earned and paid in the same manner as is applicable to the other executive employees covered by the plan.

         In the event that Executive performs services in connection with acquisition activity if and as mutually agreed by the Lead Director of the Board and Executive pursuant to Section 1.2 hereof, Executive shall be entitled to participate in the Company's fiscal year 2005 bonus pool to the extent agreed in writing in advance of the performance of such services.

         3.3 Employee Benefits. Prior to the Termination Date, Executive shall be entitled to participate in such of Company's employee benefit plans and benefit programs, such as medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident plans and


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programs, as may from time to time be provided by Company for its senior executives generally. In addition, prior to the Termination Date Executive shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by Company for the benefit of its senior executives generally. Company shall have no obligation, however, to maintain any particular program or level of benefits referred to in this Section 3.3.

         3.4 Car Allowance. Through and including the Termination Date, the Company shall provide Executive with an automobile allowance of $1,000.00 per month for the use of an automobile owned or leased by him in accordance with the policies and procedures established by the Company from time to time for executive employees.

         3.5 Vacation. Executive shall be entitled to 15 days of paid vacation between the Effective Date and the Termination Date. Any vacation days that are not taken shall not be carried over or provide a basis of additional compensation. The Executive may be granted leaves of absence with or without pay for such valid and legitimate reasons as the Board in its sole and absolute discretion may determine, and is entitled to the same sick leave and holidays provided to other senior executive officers of Company.

         3.6 Expense Reimbursement. Company shall reimburse Executive for all reasonable and documented expenses incurred by him in connection with the performance of Executive's duties under Section 1.2 in accordance with its regular reimbursement policies as in effect from time to time.

         3.7 Stock Options. The Incentive Stock Option Agreement (the "Option Agreement") entered into as of November 1, 2001 between Company and Executive, which provides for an aggregate of 500,000 options vesting through and including October 31, 2004 subject to the terms of the Option Agreement, remains unchanged and in full force and effect.

         3.8 Special Bonus. As additional incentive and contingent upon Executive's performance of his obligations under this Agreement through and including the period ending on January 15, 2005, the Company shall pay an additional bonus of $134,600 to Executive on January 30, 2005.

         3.9 Compensation For Excess "Parachute Payments". If all or any portion of the payments or other benefits provided to Executive under this Agreement, either alone or together with other payments and benefits which Executive receives or is entitled to receive from Company, constitutes an excess "parachute payment" within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, and as it may be amended on or after the date of this Agreement (the "Code"), and results in the imposition on Executive of an excise tax under section 4999 of the Code, then, in addition to any other benefits to which Executive is entitled under this Agreement, Company shall pay Executive an amount equal to the sum of (i) the excise taxes payable by Executive by reason of receiving excess parachute payments; and (ii) a gross-up amount necessary to offset any and all applicable federal, state, and local excise, income, or other taxes incurred by Executive by reason of Company's payment of the excise tax described in (i) above on or after the date of this Agreement.

SECTION 4 TERMINATION OF EMPLOYMENT

         4.1 Accrued Base Obligations; Accrued Bonus Obligations. For purposes of this Agreement, (i) "Accrued Base Obligations" shall mean amounts for Base Compensation, expense reimbursement, employee benefits, and car allowance which have accrued and are unpaid as of the


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Termination Date, and (ii) "Accrued Bonus Obligations" shall mean the amount of any Performance Bonus that would have been payable but for occurrence of the Termination Date, pro rated for the portion of the applicable fiscal year elapsed prior to the Termination Date. Accrued Base Obligations shall be paid within thirty (30) days after the Termination Date, and Accrued Bonus Obligations shall be paid on the date on which they would have been paid under this Agreement absent the occurrence of the Termination Date.

         4.2 Death of Executive. Upon death of the Executive, the Company shall not be obligated to make any further payments hereunder except for Accrued Base Obligations and Accrued Bonus Obligations.

         4.3 Termination for Cause.

                  (a) Executive's employment hereunder shall terminate immediately upon the giving of written notice to Executive that the majority of the Board has duly adopted a resolution finding that Cause (as defined herein) exists in the good faith opinion of the Board, in which event Company shall not thereafter be obligated to make any further payments hereunder other than Accrued Base Obligations.

                  (b) For purposes of this Agreement, "Cause" shall mean any of the following:

                      willful conduct that is materially and demonstrably
                          injurious to Company or any of its subsidiaries, but not including (x) good faith conduct taken without intention to injure the Company or its subsidiaries that, at the time engaged in, could not reasonably be expected to be more likely than not to be materially injurious to the Company, or
                          (y) conduct that is taken in response to instructions or a request for assistance made pursuant to subclauses (iv) and (v) below;

                      conviction or plea of guilty or nolo contendere to a
                          crime, provided the act giving rise to such conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries;

                      violation of the confidentiality obligations
                          contained in Section 5.3,

                      failure to comply with written instructions from the
                          Lead Director regarding public communications including among others communications with analysts, shareholders, financial advisors, and potential investors;

                      failure to cooperate with the Company or provide
                          reasonable assistance to the Company as requested in writing by the Lead Director, provided, however, that such requests for cooperation and assistance shall not include performance of executive duties other than consultative services of a transitional nature and mutually agreed duties in connection with acquisitions as provided in Section 2.1; and

                      material breach of any provision of this Agreement by
                          Executive, which breach continues for more than ten days after written notice thereof is given by the Board to Executive.


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         (c) This Section 4.3 shall not prevent Executive from challenging in any arbitration proceeding the Board's determination that Cause exists or that Executive has failed to cure any act (or failure to act), to the extent permitted by this Agreement, that purportedly formed the basis for the Board's determination. Company must provide written notice to Executive that it is intending to terminate Executive's employment for Cause within one hundred and twenty (120) days after the Board has actual knowledge of the occurrence of the event it believes constitutes Cause.

         4.4 Termination by Executive for Good Reason.

                  (a) If Executive's employment is terminated by Executive for Good Reason prior to January 15, 2005, then Company shall continue to make all payments and provide all benefits on the dates otherwise required by Sections 3.1, 3.2, 3.3, and 3.4 through and including January 15, 2005, and as required by Section 3.8; provided, however, if Executive, Executive's spouse or Executive's dependents are ineligible to participate in the Company benefit programs under Section 3.3, the Company shall arrange to provide Executive, Executive's spouse and Executive's dependents with the economic equivalent of such benefits which they otherwise would have been entitled to receive, provided that such benefits shall terminate upon the date or dates Executive receives coverage and benefits which are substantially similar, taken as a whole, without waiting period or pre-existing condition limitations, under the plans and programs of a subsequent employer. Upon making the payments described in this
Section 4.4, Company shall have no further obligation to Executive hereunder.

                  (b) For purposes of this Agreement, "Good Reason" shall mean any of the following:

                        (i) material breach of Company's obligations hereunder, which breach continues for more than ten days after written notice thereof is given by the Executive to the Lead Director;

                        (ii) the relocation of Executive's principal office to a location more than thirty (30) miles from Princeton, New Jersey; provided, however, that Executive's principal office shall not be deemed to be relocated by virtue of Executive being required to travel to the extent reasonably related and incidental to his duties hereunder; and

                        (iii) the failure of any successor in interest of Company to be bound by the terms of this Agreement in accordance with Section
6.4 hereof.

         (c) Executive must provide written notice to the Company that he is intending to terminate Executive's employment for Good Reason within one hundred and twenty (120) days after Executive has actual knowledge of the occurrence of an event he believes constitutes Good Reason, which termination notice shall specify a termination date within thirty (30) days after the date of such notice. Subject to compliance by Executive with the notice provisions of this
Section 4.4, Executive's continued employment prior to terminating employment for Good Reason shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason. No action by the Board, other than the remedy of the circumstances within the time periods specified in Section this 4.4, shall be binding on Executive.

         4.5 Change in Control.

                  (a) If a Change of Control (as defined in the Option Agreement) occurs prior to a Termination Date, Company shall, upon such Change of Control, accelerate and immediately pay to


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Executive the payment required by Section 3.8 regardless of whether or not
Executive's employment continues after such Change of Control. All other provisions of this Agreement shall remain in full force and effect.

                  (b) Upon the occurrence of a Change in Control, the stock options covered by the Option Agreement that are not then exercisable, ie. unvested, shall immediately vest and become exercisable by Executive as provided in such Option Agreement.

         4.6 Termination by Executive without Good Reason. In the event Executive's employment is voluntarily terminated by Executive without Good Reason, Company shall not be obligated to make any further payments to Executive hereunder other than Accrued Base Obligations.

         4.7 Mitigation. Executive shall not be required to mitigate amounts payable under this Section 4 by seeking other employment or otherwise, and there shall be no offset against amounts due Executive under this Agreement on account of subsequent employment except as specifically provided herein.

         4.8      Mutual Releases.

                  (a) As a condition of the payments and benefits required under this Agreement, Executive shall execute and deliver to Company on January 15, 2005 a Release in the form attached hereto as Exhibit A. Executive acknowledges that he has consulted with legal counsel prior to signing this Agreement, and that by virtue of the date on which the Release is required to be delivered he has at least twenty-one days to consider this Agreement, the Release, and their respective language, meaning, and effect. Executive acknowledges that his execution of the General Release is a precondition to his receiving benefits under the Agreement. In the event that Executive executes the Release, he shall have eight days to revoke it. If Executive chooses to revoke the Release, he shall exercise such option by delivering written notice of the desire to so revoke in the manner set forth in the Release and in such event the Release shall be nullified and Company shall have all legal rights for breach by Executive of the terms of this Agreement, including among others the right to withhold the payment otherwise due under Section 3.8.

                  (b) Unless the Termination Date occurs due to a termination of Executive for Cause pursuant to Section 4.3 or a voluntary termination by Executive without "Good Reason" pursuant to Section 4.6, effective on the Termination Date the Company hereby releases Executive from any and all claims, causes of action, and/or liabilities of any kind or nature whatsoever, known or unknown, at law, in equity, or otherwise, that may have occurred at any time up to the date hereof, including, but not limited to, any and all possible claims arising from his employment relationship or during his employment with the Company or as a result of the parties' agreement to modify and end the employment relationship, and hereby agrees not to assert such claims or causes of action for monetary damages. This release is intended to be as complete and broad as may be permitted under law, and it shall not be affected by the full or partial invalidity of any other provision of the Agreement. Notwithstanding the foregoing or anything else to the contrary in this Section 4.8(a), however, this release does not extend to (i) any breach of Executive's obligations under this Agreement, (ii) Executive's ongoing obligations under Section 5 hereof, and
(iii) any defense and or claim by the Company relating to any right to indemnification, as an employee, officer or director of Company under law or governing documents of the Company, asserted by Executive.



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SECTION 5 NON-COMPETITION AND CONFIDENTIALITY

         5.1 Non-Competition.

                        (a) During the period through and including April 1, 2005 (the "Non-Competition Period"), Executive shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including, without limitation, as an officer, director, employee, distributor, independent contractor, independent representative, partner, consultant, advisor, agent, proprietor, trustee or investor, any Competing Business (defined herein); provided, however, that ownership of 4.9% or less of the stock or other securities of a corporation, the stock of which is listed on a national securities exchange or is quoted on the NASDAQ Stock Market's National Market, shall not constitute a breach of this Section 5, so long as the Executive does not in fact have the power to control, or direct the management of, or is not otherwise engaged in activities with, such corporation.

                        (b) For purposes hereof, the term "Competing Business" shall mean any business or venture which is substantially similar to the whole or any significant part of the business conducted by Company.

         5.2 No Solicitation. During the Non-Competition Period, the Executive shall not, directly or indirectly, including on behalf of, for the benefit of, or in conjunction with, any other person or entity, (i) solicit, assist, advise, influence, induce or otherwise encourage in any way, any employee of Company to terminate Executive's relationship with Company for any reason, or assist any person or entity in doing so, or employ, engage or otherwise contract with any employee or former employee of Company in a Competing Business or any other business unless such former employee shall not have been employed by Company for a period of at least one year, (ii) interfere in any manner with the relationship between any employee and Company or (iii) contact, service or solicit any existing clients, customers or accounts of Company on behalf of a Competing Business, either as an individual on Executive's own account, as an investor, or as an officer, director, partner, joint venturer, consultant, employee, agent or sales man of any other person or entity.

         5.3 Confidential Information

                        (a) "Confidential Information" shall mean proprietary information, trade secrets, and confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, production, distribution and sales information, methods, data, specifications, technologies, and processes (including the Transferred Property as hereinafter defined), presently owned or at any time hereafter developed by Company, or its agents, consultants, or otherwise on its behalf, or used presently or at any time hereafter in the course of the business of Company, that are not otherwise part of the public domain.

                        (b) Executive hereby sells, transfers and assigns to Company, or to any person or entity designated by Company, all of Executive's entire right, title and interest in and to all inventions, ideas, methods, developments, disclosures and improvements (the "Inventions"), whether patented or unpatented, and copyrightable material, and all trademarks, trade names, all goodwill associated therewith and all federal and state registrations or applications thereof, made, adopted or conceived by solely or jointly, in whole or in part (collectively, the "Transferred Property"), prior to or


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during the Term which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by Company or (ii) otherwise relate to or pertain to the business, products, services, functions or operations of the Company. Executive shall make adequate written records of all Inventions, which records shall be Company's property and shall communicate promptly and disclose to Company, in such forms Company requests, all information, details and data pertaining to the aforementioned Inventions. Whether during the Term or thereafter, Executive shall execute and deliver to Company such formal transfers and assignments and such other papers and documents as may be required of Executive to permit Company, or any person or entity designated by Company, to file and prosecute patent applications (including, but not limited to, records, memoranda or instruments deemed necessary by Company for the prosecution of the patent application or the acquisition of letters patent in the United states, foreign counties or otherwise) and, as to copyrightable material, to obtain copyrights thereon, and as to trademarks, to record the transfer of ownership of any federal or state registrations or applications.

                        (c) All such Confidential Information is considered secret and will be disclosed to the Executive in confidence, and Executive acknowledges that, as a consequence of Executive's employment and position with Company, Executive may have access to and become acquainted with Confidential Information. Except in the performance of Executive's duties as an employee of Company, Executive shall not, during the term and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Information. All records, files, drawings, documents, equipment and other tangible items (whether in electronic form or otherwise), wherever located, relating in any way to or containing Confidential Information, which Executive has prepared, used or encountered or shall in the future prepare, use or encounter, shall be and remain Company's sole and exclusive property and shall be included in the Confidential Information. Upon termination of this agreement, or whenever requested by Company, Executive shall promptly deliver to Company any and all of the Confidential Information and copies thereof, not previously delivered to Company, that may be in the possession or under the control of the Executive. The foregoing restrictions shall not apply to the use, divulgence, disclosure or grant of access to Confidential Information to the extent, but only to the extent, (i) expressly permitted or required pursuant to any other written agreement between Executive and Company, (ii) such Confidential Information has been publicly disclosed (not due to a breach by the Executive of Executive's obligations hereunder, or by breach of any other person, of a fiduciary or confidential obligation to Company or (iii) the Executive is required to disclose Confidential Information by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction, provided, however, that the Executive shall, prior to any such disclosure, immediately notify Company of such requirements and provided further, however, that the Company shall have the right, at its expense, to object to such disclosures and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

         5.5 Consideration for Section 5 Covenants. The covenants made in this
Section 5 by Executive are made in consideration of the payments and benefits to Executive under this Agreement, including in particular but not limited to the payment provided by Section 3.8.

         5.6 Acknowledgement; Remedies; Survival of this Agreement. Executive acknowledges that violation of any of the covenants and provisions set forth in
Section 5 of this Agreement would cause Company irreparable damage and agrees that Company's remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate. In recognition of this fact, in the event of a breach or threatened breach by Executive of any of the provisions of this


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Agreement, it is agreed that, in addition to the remedies at law or in equity,
Company shall be entitled, without the posting of a bond, to equitable relief in the form of specific performance, a temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available for the purposes of restraining Executive from any actual or threatened breach of such covenants. Without limiting the generality of the foregoing, if Executive breaches or threatens to breach this Section 5 hereof, such breach or threatened breach will entitle Company to enjoin Executive from disclosing any Confidential Information to any Competing Business, to enjoin any Competing Business from retaining Executive or using any such Confidential Information, and to enjoin Executive from rendering personal services to or in connection with any Competing Business. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

         5.7 Survival. The provisions of this Section 5 shall survive the termination of Executive's employment with Company.

SECTION 6 MISCELLANEOUS

         6.1 Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Princeton, New Jersey, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties consent to the authority of the arbitrator, if the arbitrator so determines, to award fees and expenses (including legal fees) to the prevailing party in the arbitration. Notwithstanding the foregoing, Company shall be entitled to enforce the provisions of Section 5 hereof through proceedings brought in a court of competent jurisdiction as contemplated by Section 6.8 hereof.

         6.2 Severability; Reasonableness of Agreement. If any term, provision or covenant of this Agreement or part thereof, or the application thereof to any person, place or circumstance shall be held to be invalid, unenforceable or void by a court of competent jurisdiction, the remainder of this Agreement and such term, provision or covenant shall remain in full force and effect, and any such invalid, unenforceable or void term, provision or covenant shall be deemed, without further action on the part of the parties hereto, modified, amended and limited, and the court shall have the power to modify, amend and limit any such term, provision or covenant, to the extent necessary to render the same and the remainder of the Agreement valid, enforceable and lawful. In this regard, the Executive understands that the provisions of Section 5 may limit Executive's ability to earn a livelihood in a business similar or related to the business of Company, but nevertheless agrees and acknowledges that (i) the provisions of
Section 5 are reasonable and necessary for the protection of Company, and do not impose a greater restraint than necessary to protect the goodwill or other business interest of Company, (ii) such provisions contain reasonable limitations as to the time and the scope of activity to be restrained, and (iii) the payment Executive is receiving pursuant to Section 5 is adequate to fully compensate Executive for any lost opportunity due to the operation of Section 5. In consideration of the foregoing and in light of Executive's education, skills and abilities, Executive agrees that all defenses by Executive to the strict enforcement of such provisions are hereby waived by Executive.


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         6.3 Assignment; Benefit. This Agreement shall not be assignable by
Executive, other than Executive's rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive's death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive's interests under this Agreement. No rights or obligations of Company under this Agreement may be assigned or transferred except to a successor of the Company by purchase, merger consolidation or otherwise which successor expressly or by operation of law assumes all of the obligations of the Company hereunder. As used in this Agreement, "Company" shall mean Company as hereinbefore defined and any such successor.

         6.4 Notices. All notices hereunder shall be in writing and, except as otherwise expressly provided herein, shall be sufficiently given if hand-delivered, one business day after deposit with documented overnight delivery service, or when delivered if by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below or at such other address for either party as may be specified in a notice given as provided herein by such party to the other. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given in the manner provided for notices given under in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

                      If to Company:
                  Harris Interactive Inc.
                  135 Corporate Woods
                  Rochester, New York 14623
                  Attention:  Chief Financial Officer

       With Copies To:
                  Beth Ela Wilkens, Esq.
                  Harris Beach LLP
                  99 Garnsey Road
                  Pittsford, New York 14534

       If to Executive:
                  Albert Angrisani
                  50 Gallup Road
                  Princeton, NJ 08540

       With Copies To:
                  Thomas A. Belton, Esq.
                  Drinker Biddle & Reath LLP
                  105 College Road East
                  Princeton, NJ 08542

         6.5 Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. No amendment, modification, or waiver of this Agreement shall be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or


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further exercise of the same or of any other right, remedy, power, or privilege with respect to such occurrence or with respect to any other occurrence.

         6.6 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New York and the federal laws of the United States of America, to the extent applicable, without giving effect to otherwise applicable principles of conflicts of law. The parties hereto expressly consent to the jurisdiction of any state or federal court located in New York, and to venue therein, and consent to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint therein directed to Executive or Company, as the case may be, at its address as provided in Section 6.4 hereof.

         6.7 Withholding. All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

         6.8 Legal Representation. Each of the parties acknowledges that it has been represented by legal counsel in the negotiation and drafting of this Agreement, that this Agreement has been drafted by mutual effort, and that no ambiguity in this Agreement shall be construed against either party as draftsperson. The Company shall reimburse Executive for his reasonable attorney's fees and disbursements, up to a maximum of $10,000, incurred in connection with this Agreement.

         6.9 Headings; Counterparts. The headings of sections in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute the same Agreement.

         6.10 Further Assurances. Each of the parties hereto shall execute such further instruments and take such other actions as the other party shall reasonably request in order to effectuate the purposes of this Agreement including among others executing such documents as reasonably relate to the performance of duties under the 2001 Agreement and this Agreement (such as representation letters to the Company's accountants related to periods covered by the 2001 Agreement).

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HARRIS INTERACTIVE INC.


By:    /s/ Robert E. Knapp
       --------------------------------
       Chief Executive Officer

      /s/ Albert Angrisani
 --------------------------------------
       ALBERT ANGRISANI



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